EXHIBIT 12-1


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)
                                                                                          6 MONTHS
                                                       ENDED
                                                     06/30/97
                                                     --------

NET INCOME                                          $235,856

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                166,627
     NON-OPERATING INCOME                             24,694
                                                     -------
  NET TAXES                                          191,321

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                     179,686
     ANNUAL RENTALS                                    4,249
                                                     -------
     TOTAL FIXED CHARGES                             183,935

ADJUSTED EARNINGS INCLUDING AFUDC                   $611,112
                                                    ========
RATIO OF EARNINGS TO FIXED CHARGES                      3.32
                                                        ====

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